Exhibit 99.1

NEWS RELEASE

CONTACT:
CreditRiskMonitor.com, Inc.
Jerry Flum, CEO
(845) 230-3030
ir@creditriskmonitor.com

FOR IMMEDIATE RELEASE

CreditRiskMonitor Announces Resignation of a Member of its Board of Directors and the Nomination and Approval of a Replacement Member

VALLEY COTTAGE, NY—May 6, 2020—At a Special Meeting of the CreditRiskMonitor (OTCBB: CRMZ) Board of Directors, held on May 5, 2020, Jeffrey Geisenheimer, an independent member of the Company’s Board of Directors (and of its’ Audit Committee), informed the Board of his resignation effective as of the close of business on May 5, 2020.  Mr. Geisenheimer informed the Board that he was voluntarily resigning for personal reasons to spend more time with his family and to focus on his other various business endeavors.

Following the announcement of Mr. Geisenheimer’s resignation, the Board of Directors nominated and approved the election of Richard Lippe as an independent member of the Board of the Directors effective May 6, 2020.

Mr. Lippe was one of the founding members and a partner of the law firm Meltzer, Lippe, Goldstein and Breistone, LLP (1979-2004).  Prior to that, he was a founding member and partner of the law firm Lippe, Ruskin, Schlissel and Moscou, LLP (1966-1978), and was Deputy County Attorney for Nassau County, New York (1964-1966).  While actively practicing law, among other things, he chaired the Corporate and Technology Groups at the two firms. He has extensive experience representing mature, middle and early stage private and public companies, and has provided other ongoing business related activities and advice to management and boards of directors and general partners. He has frequently served as general counsel and/or a member of the board and an active business advisor to a number of companies.

Jerry Flum, Chairman of the Board, said, “We’re sorry to see Jeffrey leave the Company. He has been a member of the Board for over 15 years, and I personally want to thank him for all his time and devotion to CRMZ.  At the same time, I’m excited to welcome Richard aboard and look forward to his fresh insights as we enter new markets.”

Overview

CreditRiskMonitor (http://www.crmz.com) is a web-based publisher of financial information that helps corporate credit and procurement professionals stay ahead of business financial risk quickly, accurately and cost effectively. The service offers comprehensive commercial credit reports and financial risk analysis covering public companies worldwide. Unlike other commercial credit bureaus, such as Dun & Bradstreet, CreditRiskMonitor’s primary expertise and focus is on financial analysis of public debt and equity companies.

The Company also collects a significant amount of trade receivable data on both public and a select group of private companies every month, to help subscribers determine payment performance.

Over 35% of the Fortune 1000 plus over 1,000 other large companies worldwide depend on CreditRiskMonitor’s timely news alerts and reports featuring detailed analyses of financial statements, ratio analysis and trend reports, peer analyses, bond agency ratings, crowdsourcing of risk professionals as well as the Company’s proprietary FRISK® and PAYCE® scores.

Safe Harbor Statement

Certain statements in this press release, including statements prefaced by the words “anticipates”, “estimates”, “believes”, “expects” or words of similar meaning, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, expectations or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, including, among others, those risks, uncertainties and factors referenced from time to time as “risk factors” or otherwise in the Company’s Registration Statements or Securities and Exchange Commission Reports. We disclaim any intention or obligation to revise any forward-looking statements, whether as a result of new information, a future event, or otherwise.